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                                                                     Exhibit 4.6

                                 SAMPLE INTERAMERICAS COMMUNICATIONS CORPORATION
                                                 EMPLOYEE STOCK OPTION AGREEMENT

Neither this Option nor the Common Stock to be issued upon exercise hereof, has been registered under the Securities Act of 1993, as amended, (The "Act"), or qualified under any state securities law (the "Law"), and this Option has been, and the Common Stock to be issued upon exercise hereof will be, acquired for investment and not with a view to, or for resale in connection with, any distribution thereof. No such sale or other disposition may be made without an effective registration statement under the Act and qualification under the law related thereto or an opinion of counsel reasonably satisfactory to Theodore Games, Inc. and its counsel, that said registration and qualifications are not required under the Act and Law, respectively.

                    INTERAMERICAS COMMUNICATIONS CORPORATION

                             STOCK OPTION AGREEMENT

         This stock option (the "Option" or the "Agreement") is being granted pursuant to certain resolutions of the Board of Directors of InterAmericas
Communications Corporation, (the "COMPANY") dated [                 ].

     I.       NOTICE OF STOCK OPTION GRANT

              Optionee:

              [ ]

         You have been granted an option to purchase Common Stock of InterAmercias Communications Corporation (the "COMPANY"). This option shall be subject to the following terms and conditions:

              Date of Grant                            [ ]

              Exercise Price Per Share                 [ ]

              Number of Shares Granted                 [ ]

              Type of Option:                          [ ]

              Expiration Date:                         [ ]



              VESTING SCHEDULE:
              ----------------

              [ ]
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              EXERCISE PRICE:
              --------------

           The Exercise Price of this Option is [ ] per share.

     II.      AGREEMENT

              1. GRANT OF OPTION. The Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this agreement (the "Optionee"), an option (the "Option") to purchase the number of shares ("Shares"), as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions set forth therein.

              2.         EXERCISE OF OPTION.

                        (a) RIGHT TO EXERCISE. This option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Option Agreement. In the event of Optionees's death, Disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of this Agreement.

                        (b) METHOD OF EXERCISE. This option is exercisable by delivery of an exercise notice, in the form of Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

              3. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

                       (a) Cash;
                       (b) Check
                       (c) In lieu of exercising this Option by delivery of cash
                           or check, the Optionee may make a valid Option exercise by electing to receive shares equal to the value of this Option (or the portion thereof being canceled) by surrendering this Option at the principal office of the Company together with the Exercise Notice (a "Net Exercise"), in which event the Company shall transfer to the Optionee a number of Shares computed using the following formula:

                           X        =       Y (A-B)
                                            -------
                                               A

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         Where             X        =        the number of Option Shares to be
                                             issued to such Optionee.

                           Y        =        the number of Option Shares
                                             purchasable by such Optionee under
                                             this Option Agreement the rights to
                                             which are surrendered pursuant to
                                             the Net Exercise.

                           A        =        the Fair Market Value of one Option
                                             Share, (as determined by the
                                             average bid and ask price per share
                                             of the Company stock as quoted on
                                             the OTC Bulletin Board or other
                                             national exchange upon which the
                                             Company's stock is quoted).

                           B        =        the Exercise Price (as adjusted to
                                             the date of such calculation).


4.       REGISTRATION UNDER THE SECURITIES ACT.


                  (a) PIGGY BACK RIGHTS. If at any time the Company shall propose to file with the Securities and Exchange Commission (the "Commission") on behalf of the Company or any other stockholder a registration statement under the Securities Act, with respect to any class of security (as defined in Section 3(a)(10) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), other than a registration statement approved by the Board of Directors on Form S-4 or S-8 as the Commission may from time to time require, the Company shall in each case timely notify the Optionee and include in such registration statement any or all of the Option Shares as the Optionee may request within twenty (20) days after the Company's giving of such notice, subject to the conditions set forth herein.

                  (b) DEMAND RIGHTS. Provided that the Company is eligible to file a registration statement on Form S-3, if at any time after the date of this Agreement the Company shall receive from the Optionee a written request that the Company effect a registration on form S-3 to permit the sale or disposition of the Shares, the Company shall file a registration statement on form S-3 as expeditiously as possible covering the Shares.

                  (c) DUTIES OF COMPANY. In connection with the preparation and filing of a registration statement, the Company agrees to (i) use its best efforts to cause such registration statement to become and remain effective; (ii) furnish to the Optionee such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Optionee may reasonably request in order to facilitate the disposition of the Shares; and (iii)use its best efforts to register and qualify the shares in such jurisdictions as shall be identified by the Optionee for the distribution of the securities covered by the registration statement.






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                  (d) INDEMNIFICATION BY OPTIONEE.  To the extent permitted by law, Optionee will indemnify and hold harmless the Company, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, or expenses, including without limitation, attorneys' fees and disbursements, which arise out of or are based upon any violation by Optionee of the Securities Act or any rule or regulation promulgated thereunder applicable to Optionee or arise out of or are based upon any untrue statement of any material fact contained in the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission, or alleged omission was made in such registration statement in reliance upon and in conformity with information furnished by Optionee in writing expressly for use in connection with such registration statement.

                  (e) INDEMNIFICATION BY COMPANY. To the extent permitted by law, Optionee will indemnify and hold harmless the Company, and its directors, officers, employees, agents and representatives, as well as its controlling persons (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, or expenses including without limitation, attorneys' fees and disbursements, which arise out of or are based upon any violation by Optionee of the Securities Act to the extent that any losses, claims, damages or liabilities to arise out of or are based upon any untrue or alleged untrue statement of material fact contained in the registration statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein misleading, or arise out of any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration statement; provided, however, that the indemnity agreement contained in this paragraph shall not apply to any loss, damage, or liability to the extent that same arises out of or is based upon any untrue statement or omission made in connection with such registration statement in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration statement by Optionee.

                  (f) UNDERTAKING BY OPTIONEE. Optionee undertakes to comply with all applicable Laws governing the distribution of securities in connection with Optionee's sale of the Shares, and to notify the Company of any changes in Optionee's plan of distribution so that the Company can sticker or amend the registration statement as the Company deems appropriate in its sole discretion.

5. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only be the Optionee. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6. TERM OF OPTION. This Option may be exercised only within the term set out in the Notice of Grant and may be exercised during such term only in accordance with the terms of this Option Agreement.



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7.       TERMINATION OF OPTION. The Option shall terminate under the following circumstances:

                (a) The Option shall terminate on the Expiration Date;

                (b) The Option shall terminate three months after the Optionee's termination of employment;

                (c) If the Optionee dies before the Option terminates
                    pursuant to paragraph 6(a) or 6(b), above, the Option shall terminate on the earlier of (i) the date on which the Option would have lapsed had the Optionee lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged; or
                    (ii) 15 months after the date of the Optionee's death. Upon the Optionee's death, any exercisable Options may be exercised by the Optionee's legal representative or representatives, by the person or persons entitled to do so under the Optionee's last will and testament, or, if the Optionee shall fail to make testamentary disposition of the Option or shall die intestate, by the person or persons entitled to receive said Option under the applicable laws of descent and distribution.

8.       DILUTION PROTECTION.

                (a) In the event the Company shall (i) declare a
                    dividend on its Common Stock in shares of Common Stock or make a distribution in shares of Common Stock, (ii) declare a stock split or reverse stock split of its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities (including any such reclassification in connection with a consolidation or merger in which the Company or any of its subsidiaries is the continuing corporation), then the number of shares of Common Stock of the Company, deliverable to Holder hereunder and the exercise price related thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of shares of Common Stock of the Company which the Holder has the right to receive, upon the happening of any of the events described above, with the respect to the shares of the Company stock which were otherwise deliverable pursuant hereto. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event;

                (b) Whenever the number of Shares or the exercise
                    price of this Option is adjusted pursuant to this paragraph, the Company shall promptly mail by first class mail, postage prepaid, to Holder, notice of such adjustment or adjustments.


9. AVAILABILITY OF COMPANY STOCK. The Company hereby agrees and covenants that at all times during the Exercise Period it shall reserve for issuance a sufficient number of shares of common stock as would be required upon full exercise of the rights represented by this agreement.

10. NO RIGHT TO EMPLOYMENT. Nothing in this agreement shall interfere with or limit in any way the right of the Company to terminate the Optionee's employment at any time, nor confer upon the Optionee any right to continue in the employment of the company or any Subsidiary.

11. TAX CONSEQUENCES. Some of the federal income tax liability upon relating to this Option, as of date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.


                (a) EXERCISING THE OPTION. The Optionee may incur regular
                    federal income tax liability upon exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise

                (b) DISPOSITION OF SHARES. If the Optionee holds Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

12. GOVERNING LAW. This Agreement is governed by the laws of the State of Texas.

         IN WITNESS WHEREOF, this Agreement is executed this [ ] day of [ ].

                           INTERAMERICAS COMMUNICATION CORPORATION

                           By:______________________

                           OPTIONEE:

                           -------------------------

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                                    EXHIBIT A

                    INTERAMERICAS COMMUNICATIONS CORPORATION

                                 EXERCISE NOTICE

InterAmericas Communications Corporation
2655 LeJeune Road, #500
Coral Gables, FL 33134

                  1. EXERCISE OF OPTION. Effective as of today, ___________, the undersigned ("Purchaser") hereby elects to purchase __ shares (the "shares") of the Common Stock of InterAmericas Communications Corporation (the "Company") under and pursuant to the Stock Option Agreement dated [ ] (the "Option Agreement"). The purchase price for the Shares shall be as set forth in the Option Agreement, as adjusted.

                  2. DELIVERY OF PAYMENT. Purchaser herewith delivers to the Company the full purchase price for the Shares (either in cash, check or through a Net Exercise as defined in the Option Agreement.)

                  3. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

                  4. RIGHTS AS SHAREHOLDERS. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option.

                  5. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

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                  6. ENTIRE AGREEMENT. The Option Agreement is incorporated
herein by reference. This Exercise Notice and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted by:                                        Accepted by:


OPTIONEE:                                            INTERAMERICAS
                                                     COMMUNICATIONS
                                                     CORPORATION

____________________                                 By: ____________________



                                                     Its:_____________________
ADDRESS:


--------------------


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